EXHIBIT 10.4
AI Bridge Funding LLC
c/o Kim Calkin
Cole Schotz P.C.
25 Main St.
Hackensack, NJ 07601

March 27, 2024

Applied Digital Corporation
Attn: Wes Cummins
3811 Turtle Creek Blvd
Suite 2100
Dallas, TX 75219

Re:    Waiver, Consent and Amendment (this “Waiver, Consent and Amendment”)

Dear Mr. Cummins:

    Reference is made to that certain Unsecured Promissory Note, dated January 30, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “AI Note”) issued by Applied Digital Corporation, a Nevada corporation (the “Company”), and payable to the order of AI Bridge Funding LLC (the “Holder”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the AI Note.

The Company has notified the Holder that the Company intends to enter into (a) that certain Prepaid Advance Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “Prepaid Advance Agreement”), dated as of March 25, 2024, between the Company and YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA”), (b) that certain Convertible Promissory Note, dated March 25, 2024, made by the Company and payable to the order of YA, in the original principal amount of $50,000,000 (as amended, restated, supplemented, or otherwise modified from time to time, the “YA Note”), and (c) the other Transaction Documents (as defined in the Prepaid Advance Agreement) (the YA Note, the Prepaid Advance Agreement and the other Transaction Documents, each as amended, restated, supplemented, or otherwise modified from time to time, the “Prepaid Advance Facility Documents”). Pursuant to Section 3(b)(ii) of the AI Note, no later than one (1) Business Day following the receipt by the Company or its Subsidiaries of any cash proceeds from (A) the incurrence of any indebtedness by the Company (other than indebtedness evidenced by the AI Note), or (B) the issuance of Equity Interests by the Company, in each case of the preceding clauses (A) and (B) which in aggregate are in excess of $35,000,000, the Company shall, subject to Section 4 of the AI Note, apply 100% of the net cash proceeds of such incurrence of indebtedness or issuance of Equity Interests, as applicable, toward the prepayment of the outstanding principal of the AI Note. Notwithstanding any term or provision of the AI Note, by its execution below, (a) the Holder hereby waives the Company’s obligation to comply with the prepayment requirements in Section 3(b)(ii) of the AI Note as a result of the Company entering into the Prepaid Advance Facility Documents and the transaction contemplated thereby, and (b) the Holder hereby irrevocably waives its right to declare or enforce a default or an Event of Default as a result of the Company entering into the Prepaid Advance Facility Documents and not prepaying the outstanding principal of the AI Note with the net cash proceeding received in connection with the transactions contemplated by the Prepaid Advance Facility Documents.
Company hereby reaffirms to Holder, after giving effect to this Waiver, Consent and Amendment, each of its Representations and Warranties, as set forth AI Note.
44987/7
215843646

Additionally, the Company and Holder hereby agree that Section 4 of the AI Note is hereby amended and restated in its entirety to read as follows:
“4. MOIC Amount. On the earlier of (a) prepayment of this Note in full (other than inchoate indemnification obligations) and (b) the Maturity Date, and after giving effect to (and without duplication of) all amounts payable hereunder, including without limitation, interest, the Company shall pay to the Holder an amount sufficient, if any, for the Holder to achieve a MOIC of 1.30 on the Funded Loan Amount (such amount, the “MOIC Amount”).”
This Waiver, Consent and Amendment is limited to the Prepaid Advance Facility Documents and the transactions contemplated thereby. Except as otherwise expressly set forth herein, nothing in this Waiver, Consent and Amendment shall be construed as waiving or modifying any other term or condition of the AI Note.
    This Waiver, Consent and Amendment shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof.

[signature pages follow]

This Waiver, Consent and Amendment may be executed and delivered in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one and the same agreement. Delivery of an executed signature page to this Waiver, Consent and Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Waiver, Consent and Amendment.

                        Very truly yours,

                        AI BRIDGE FUNDING LLC

                        By: /s/ John Rijo
Name: John Rijo
Title: Manager

Signature Page to Waiver and Consent

ACKNOWLEDGED AND AGREED:

APPLIED DIGITAL CORPORATION

By: /s/ Wes Cummins
Name: Wes Cummins
Title: CEO

Signature Page to Waiver and Consent